Exhibit 10.11

FARMERS NATIONAL BANC CORP.

PERFORMANCE-BASED EQUITY AWARD AGREEMENT

(20__)

Farmers National Banc Corp. (the “Company”) hereby grants the undersigned Participant an Award pursuant to the Farmers National Banc Corp. 2012 Equity Incentive Plan (the “Equity LTI Plan”) and this Award Agreement (this “Award Agreement”) effective the      day of ________, 20__ (“Grant Date”).

1.Name of Participant:

2.	Performance Period: The three-year period beginning January 1, 20__ and ending on December 31, 20__ (the “Performance Period”).
3.	Target Equity Award as Percentage of Base Compensation: [____]% x .50 (the “Target Equity Award”).
4.

Earning an Award:  At the end of the Performance Period, the Participant shall be eligible to receive a benefit to be received in shares equal in value at the Grant Date to between 0% and 200% of the Target Equity Award based on achievement of the Performance Objectives set forth below during the Performance Period. Performance between two stated levels will be interpolated when determining the percentage of the Target Equity Award earned.

(a)

The Target Equity Award can be earned in shares of the Company’s common stock (the “Average ROE Award Shares”) based on the sum of the Company’s return on equity for each fiscal year during the Performance Period divided by three (“Average ROE”), as compared to the Average ROE of the Company’s Peer Group during the Performance Period.  The total number of the Average ROE Award Shares eligible to be earned upon vesting was determined by (i) dividing the dollar amount of Participant’s Target Equity Award by the average reported closing price of a share of Company common stock during the 30-day period ending on the day prior to the Grant Date of this Award (the “Target Average ROE Award Shares”), and (ii) multiplying the result by 200% (2.0), rounded to the nearest whole share.  Between 0% and 100% of the Average ROE Award Shares are subject to vesting on the Normal Vesting Date in accordance with the following schedule and percentages:

Average ROE Compared to Peer Group during Performance Period	Percentage of Average ROE Award Shares Earned
Less than Peer Group 25th percentile	0%
Equal to Peer Group 25th percentile (threshold)	10%
Equal to Peer Group 50th percentile (target)	50%
Equal to or higher than Peer Group 85th percentile (max)	100%

For these purposes: (i) Average ROE shall be determined by the Committee in its sole discretion; and (ii) the Committee shall select the institutions constituting, and make such periodic adjustments as it determines appropriate to, the “Peer Group” in its sole discretion.

5.

Payment of Award:  With respect to the Performance Period, the Committee shall certify the level of achievement of the Performance Objectives and determine the amount payable with respect to an Award based on the level of achievement of the Performance Objectives set forth in Section 4. Payment of the Award shall be made to the Participant in the form of a number of shares of Company common stock determined by multiplying the applicable performance percentage from the schedule in Section 4(a) times the Participant’s total number of Average ROE Award Shares. Any Average ROE Award Shares that do not vest as of the Normal Vesting Date will be forfeited.

6.	Limitations on Payment of Award: The Committee may, in its sole discretion, reduce the amount payable with respect to the Award.
7.

Forfeiture of Awards:  If the Company is required to prepare an accounting restatement due to material non-compliance of the Company, as a result of misconduct by a Participant, with any financial reporting requirement under any applicable laws, the Participant shall reimburse the Company for all amounts received under the Equity LTI Plan within 30 days after receipt of notice of the same from the Company.

8.

Effect of Termination:  If the Participant’s employment terminates for any reason prior to the end of the Performance Period, the Participant shall forfeit any right to payment with respect to an Award for such Performance Period.  Notwithstanding the foregoing:

(a)

Death, Disability or Retirement. If the Participant dies, becomes Disabled or Retires during the last 12 months of the Performance Period, the amount payable with respect to the Participant’s Award (if any) shall be multiplied by a fraction, the numerator of which is the number of whole months elapsed during the Performance Period prior to the Participant’s death, Disability or Retirement and the denominator of which is 36.  Payment shall be made at the same time and in the same form, and subject to the same conditions, as set forth in Section 5.

(b)

Termination for Cause.  If the Participant is Terminated for Cause (regardless of whether such Termination would also constitute a Retirement) during the Performance Period, the Participant shall forfeit any right to payment with respect to the Award.

9.

Effect of Change in Control: Notwithstanding the foregoing, if the Participant is Terminated by the Company [or a successor in interest for any reason] other than for “Cause” [or by Participant for “Good Reason”] within two years following a Change in Control, the Participant shall be entitled to receive an amount with respect to the Awards as though the Performance Objectives had been satisfied at the “target” level of achievement for the Performance Period, determined as follows:

(a)	50% of the Average ROE Award Shares will vest immediately and will be delivered to the Participant within 60 days following the date of Termination.

10.	Miscellaneous:

(a)	Non-Transferability. An Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

(b)	Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Equity LTI Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

(c)

No Right to Continued Service or to Awards.  The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant or interfere with or limit the right of the Company or any Affiliate to Terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.

(d)

Tax Withholding.  The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Equity LTI Plan.

(e)

Requirements of Law.  The grant of Awards shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(f)	Governing Law. The Equity LTI Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

(a)

Award Subject to Equity LTI Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Equity LTI Plan, which is incorporated by reference into and made a part of this Award Agreement.  In the event of a conflict between the terms of the Equity LTI Plan and the terms of this Award Agreement, the terms of the Equity LTI Plan will govern.  The Committee has the sole responsibility of interpreting the Equity LTI Plan and this Award Agreement, and its determination of the meaning of any provision in the Equity LTI Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Equity LTI Plan.

(g)

Section 409A Payment Delay. If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death).  Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(h)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[signature page attached]

PARTICIPANT

______________________________________Date:______________________

Print Name:

FARMERS NATIONAL BANC CORP.

By: _________________________________Date:______________________

Its:_________________________________